                                                                    EXHIBIT 4.11

THIS INSTRUMENT WAS PREPARED
BY AND WHEN RECORDED SHOULD
BE RETURNED TO:
Sidley Austin Brown & Wood
875 Third Avenue
New York, New York  10022
Attention:  Jennifer Foley, Esq.



                       SPACE ABOVE LINE FOR RECORDER'S USE
----------------------------------------------------------

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

                                  by and among

                            KINDRED HEALTHCARE, INC.
                     and KINDRED HEALTHCARE OPERATING, INC.,
                              collectively, Tenant,

                             VENTAS FINANCE I, LLC,
                                    Landlord

                                       and

                      MERRILL LYNCH MORTGAGE LENDING, INC.,
                                     Lender

                          covering premises located at:
                            [_______________________]
                            [_______________________]
                            [_______________________]

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (said instrument, as the same may be amended, modified or restated, this "Agreement")
                                                                    ---------
made and entered into as of the 12th day of December, 2001 (the "Effective
                                                                 ---------
Date"), by and among KINDRED HEALTHCARE, INC., a Delaware corporation (f/k/a
----
Vencor, Inc., "Kindred"), KINDRED HEALTHCARE OPERATING, INC., a Delaware
               -------
corporation (f/k/a Vencor Operating, Inc., "Operator"; and together with Kindred
                                            --------
and their respective permitted successors and assigns, collectively, "Tenant"),
                                                                      ------
both having an address at 680 South 4th Avenue, Louisville, KY 40202, VENTAS FINANCE I, LLC, a Delaware limited liability company (together with its successors and assigns, "Landlord") having an address at c/o Ventas, Inc., 4360
                         --------
Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, and MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation having an address at c/o Merrill Lynch & Co., Four World Financial Center, 250 Vesey Street, North Tower, New York, New York 10080 (together with its successors and assigns, "Lender").
                                                                 ------

                              Preliminary Statement
                              ---------------------

         WHEREAS, Landlord is the owner in fee simple of the real property described on Exhibit A attached hereto, together with the improvements thereon
             ---------
(the "Premises").
      --------

         WHEREAS, Landlord (as the assignee of Ventas Realty, Limited Partnership) and Tenant have entered into a certain Master Lease Agreement, dated as of the Effective Date (as amended, modified or restated, the "Lease") demising to Tenant certain properties owned in fee by Landlord and the improvements thereon including the Premises.

         WHEREAS, pursuant to a certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or restated, the "Loan Agreement"), among
                                                        --------------
Landlord, as borrower, and Lender, and certain other loan documents, the Lender has agreed to make a loan (the "Loan") to Landlord as borrower in the original principal amount of Two Hundred Twenty-Five Million Dollars ($225,000,000.00), together with interest thereon and other amounts, to be secured by, among other things, a certain mortgage, deed of trust or deed to secure debt, dated as of the Effective Date (as amended, modified or restated, the "Mortgage") and a
                                                           --------
certain assignment of leases and rents, dated as of the Effective Date (as amended, modified or restated, the "Assignment of Leases") encumbering the
                                    --------------------
Premises, which Mortgage and Assignment of Leases are to be recorded in the real estate records of the county where the Premises are located.

         WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Loan and the rights of Tenant and Lender thereunder.

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Lease.

     NOW THEREFORE, in consideration for the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


     1. Subordination.
        -------------

        (a) Notwithstanding anything to the contrary set forth in the Lease, but without limitation of subsection (b) below, the Lease and the rights of Tenant in, to and under the Lease and the Premises are hereby subjected and subordinated to the lien of the Mortgage and to any modification, reinstatement, extension, supplement or consolidation thereof to the full extent of all amounts secured thereby as well as any advances or readvances of the Loan with interest thereon and to any mortgages, open-end mortgages, deeds of trust, trust deeds, deeds to secure debt or credit line deeds of trust on the Premises which may be hereafter held by Lender as security for the Loan.

        (b) Each of Landlord, Tenant and Lender acknowledges and agrees that, notwithstanding anything to the contrary contained in the Lease or in the Loan Agreement or other documents evidencing and securing the Loan:

            (i) in the case of insurance claims for an amount equal to or exceeding the Restoration Threshold (as defined in the Loan Agreement) applicable to the Premises, Tenant and Lender shall participate jointly in the claim, claim prosecution and settlement process, with Tenant maintaining the lead role in negotiations with the insurer(s) and Lender having full access to information, the right to participate in such negotiations and the right to approve and join in any settlement agreements, proof of loss, loss adjustments and/or other decisions regarding any such claim or the prosecution or settlement thereof, which approval and joinder shall not be unreasonably withheld, delayed or conditioned;

            (ii) in the case of insurance claims for an amount less than the aforesaid Restoration Threshold, Landlord, Lender and Tenant agree that (x) subject to subsection (y) below, any such claim shall be prosecuted and/or settled solely by Tenant, and the proceeds of any such claim shall be paid directly to Tenant to be applied to Restoration of such Premises in accordance with the terms of the Lease, and shall not be required to be disbursed to Landlord or Lender, or (y) if an Event of Default (as defined in the Lease) by Tenant exists, the provisions of subsections (i) and (iv) of this subsection (b) shall apply;

            (iii) in the case of condemnation or eminent domain proceedings or claims affecting the Premises or any part thereof, the provisions of Sections 6(a) and 6(b) of the Mortgage, as each of such subsections is in effect on the date of this Agreement and true, correct and complete copies of which have been delivered by Landlord and Lender to Tenant, shall govern the adjustment and settlement of any such proceedings or claims and disposition of any condemnation proceeds, provided that, so long as (1) no Event of Default (as defined in the Lease) by Tenant with respect to non-payment of Rent (as defined in the Lease) exists and (2) no other Event of Default (as defined in the Lease) exists for which Landlord has commenced (or Lender has requested Landlord to commence) proceedings for termination of the Lease, in whole or in part, or dispossession or eviction of Lessee from one or more Leased

Properties (as defined in the Lease), (x) the portion of any condemnation or eminent domain award to which Tenant is entitled by the terms of Sections 15.6(a)(i) and 15.6(a)(ii) or Section 15.6(b), as applicable, of the Lease shall be paid to Tenant and (y) the portion of any condemnation or eminent domain award to which Tenant is entitled by the terms of Section 15.6(a)(iii) of the Lease shall be held and disbursed by Lender in accordance with the terms and conditions of Section 6(b) of the Mortgage (and, as provided in subsection (v) of such Section 6(b) and as further described in subsection 1(b)(iv) of this Agreement below, Sections 5.5(B), 5.5(C), 5.5(D) and 5.5(E) of the Loan Agreement), but with the condition referenced in Section 6(b)(i) of the Mortgage being changed to refer instead to a condition that the applicable condemnation or taking does not render the Facility at the Leased Property Unsuitable For Its Primary Intended Use;

          (iv) except for insurance proceeds in an amount less than the Restoration Threshold which Tenant is entitled to receive directly under subsection (ii) above, insurance proceeds (and condemnation proceeds to which Tenant is entitled by the terms of Section 15.6(a)(iii) of the Lease, to the extent provided as set forth in subsection (iii)(y) of this Agreement and subsection (v) of Section 6(b) of the Mortgage) shall be held and disbursed by Lender as provided in Sections 5.5(B), 5.5(C), 5.5(D) and 5.5(E) of the Loan Agreement, as each of such subsections is in effect as of the date of this Agreement and true, correct and complete copies of which have been delivered by Landlord and Lender to Tenant (and Lender agrees that, upon the completion of any Restoration (as defined in such Section 5.5(B)) in accordance with the requirements of such subsections, any insurance restoration proceeds or condemnation proceeds awarded to Tenant for restoration costs, as applicable, that are remaining and held by Lender shall promptly be disbursed to Tenant);

          (v) an "Impositions and Insurance Reserve", a "Replacement Reserve" and a "Deferred Maintenance Reserve" shall be created and maintained pursuant to, and funds shall be deposited therein and disbursements shall be made therefrom in accordance with, Sections 6.3, 6.5 and 6.7 of the Loan Agreement, subject to the terms of Section 7.3 of the Loan Agreement, as each of such Sections is in effect as of the date of this Agreement and true, correct and complete copies of which have been delivered by Landlord and Lender to Tenant;

          (vi) proceeds of any Business Interruption Insurance (as defined in the Cash Management Agreement referenced in the Loan Agreement) shall be held and disbursed by Lender (and, to the extent applicable, disbursed by Landlord to Tenant) in accordance with Section 2.2(e) of the Cash Management Agreement, as such subsection is in effect as of the date of this Agreement and a true, correct and complete copy of which has been delivered by Landlord and Lender to Tenant; and

          (vii) Tenant shall be entitled to reporting upon, and other information relating to, the "Lessee Reserve Accounts" (as defined in the Cash Management Agreement) on the terms described in Section 6.7 of the Cash Management Agreement, as such Section is in effect as of the date of this Agreement and a true, correct and complete copy of which has been delivered by Landlord and Lender to Tenant.

     2. Tenant Not to Be Disturbed. So long as there exists no Event of Default
        --------------------------
(as defined in the Lease) by Tenant, if the interests of Landlord under the Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of the Mortgage, or Lender should otherwise come into possession of or title to the Premises, Lender shall not join the Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction (but in such event no judgment foreclosing the Lease shall be sought) and Lender shall not disturb the use and occupancy of Tenant under the Lease and shall be bound to Tenant under all of the terms and conditions of the Lease (except as provided in this Agreement). Notwithstanding the foregoing, if there exists an Event of Default (as defined in the Lease) that, pursuant to the terms of Section 16.10 of the Lease, entitles Landlord to exercise remedies solely against the Leased Property (as defined in the Lease) to which such Event of Default relates, then, unless such Event of Default relates to the Premises or such Section 16.10 ceases to limit Landlord's exercise of remedies solely to the aforesaid Leased Property, the Lender shall not join Tenant in summary or foreclosure proceedings relative to the Premises unless required by law in order to obtain jurisdiction (but in such event no judgment foreclosing the Lease as it relates to the Premises shall be sought) and Lender shall not disturb Tenant's use and occupancy of the Premises under the Lease and shall be bound to Tenant under all the terms and conditions of the Lease relating to the Premises (except as provided in this Agreement), provided, however, that Lender, its Affiliate or designee or any other Person that may take title to the Premises by foreclosure, deed-in-lieu thereof, the exercise of any power of sale or otherwise (Lender or any such Affiliate, designee or other Person, a "Successor
                                                                      ---------
Owner") shall be entitled, upon becoming the successor landlord under the Lease
-----
relative to the Premises, to exercise its rights and remedies under the Lease relative to the Premises, subject to any limitations upon such rights and remedies as may exist due to the applicability of Section 16.10 of the Lease.

     3. Tenant to Attorn to Lender. If the interests of Landlord under the Lease
        --------------------------
are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of the Mortgage, or a Successor Owner should otherwise come into possession of or title to the Premises, then Tenant shall, at the option of such Successor Owner, (x) attorn to such Successor Owner and perform for its benefit all the terms, covenants, and conditions of the Lease on Tenant's part to be performed with the same force and effect as if such Successor Owner were the landlord originally named in the Lease, or (y) enter into a new lease relative to the Premises with such Successor Owner, as landlord, for the remainder of the term of the Lease as it applies to the Premises and otherwise on the same terms and conditions of the Lease, except that in either case such Successor Owner shall not be (i) liable for any previous act, omission or negligence of any prior landlord (including Landlord) under the Lease; (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against any prior landlord (including Landlord); (iii) bound by any previous assignment (except as expressly permitted under the Lease), surrender, release, waiver, cancellation, material modification or material amendment of the Lease or by any previous prepayment of more than one month's rent, unless such modification, amendment or prepayment shall have been approved in writing by Lender or such Successor Owner (including in accordance with Section 22.10 of the Lease, as amended by Section 15(c)(v) hereof); or (iv) liable for any security deposited pursuant to the Lease unless such security has actually been delivered to such

Successor Owner. Nothing contained in this Section 3 shall be construed to limit
(a) any right otherwise exercisable by any such Successor Owner against Tenant or by Tenant against any such Successor Owner because of events occurring after the date of attornment or (b) subject to the provisions of Section 6, Successor Owner's obligation to correct any conditions that existed as of the date of attornment and which violate Successor Owner's obligations as landlord under the Lease. Tenant agrees to execute and deliver to any such Successor Owner such further assurance and other documents confirming the foregoing as such Successor Owner may reasonably request.

     4. Acknowledgment of Assignment of Lease and Rents. Tenant acknowledges
        -----------------------------------------------
that it has received notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. Tenant further acknowledges that it has received notice from Lender that, from and after the date hereof, all rent and other sums due under the Lease and payable to Landlord are to be paid directly to Lender or its agent in accordance with the instructions therein (such notice and any subsequent notice delivered by Lender with respect to payment of rent under the Lease, the "Rent Payment Notice"), and Tenant agrees that it shall
                      -------------------
honor such Rent Payment Notice and pay its rent and all other sums due under the Lease directly to the Lender or as otherwise required pursuant to such notice and shall disregard any notice to the contrary received from any landlord (including Landlord) under the Lease or any third party. Landlord irrevocably directs Tenant to comply with the Rent Payment Notice received from Lender, notwithstanding any contrary direction or instruction from Landlord or from any third party and Tenant shall be entitled to rely on the Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant's compliance with the Rent Payment Notice shall not be deemed to violate the Lease. Landlord hereby releases Tenant from any claims based upon Tenant's compliance with the Rent Payment Notice and further agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, damage, liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising from any claim made by Landlord against Tenant based upon Tenant's compliance with the Rent Payment Notice. Landlord shall look solely to Lender with respect to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice. Tenant shall be entitled to full credit under the Lease for any rent or other sums due under the Lease paid to Lender pursuant to the Rent Payment Notice to the same extent as if such rent and other sums were paid directly to Landlord. Tenant agrees that Lender shall not be liable for or bound by any payment of rent that Tenant may have made to Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment.

     5. Limited Liability.
        -----------------

        (a) The interest of Landlord in the Lease shall be or has been assigned to Lender solely as additional security for the Loan and Lender assumes no duty, liability or obligation under the Lease, either by virtue of said assignment, the exercise thereof or by any subsequent receipt or collection of rental, additional rental or any other sums due thereunder.

        (b) If Lender (or any Successor Owner) shall succeed to the interest of Landlord, Lender (or such Successor Owner) shall have no personal liability as successor to Landlord, and Tenant shall look only to the estate and property of Lender (or such Successor Owner) in the Premises or the proceeds thereof (including, without limitation, insurance and condemnation proceeds) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender (or such Successor Owner) as landlord under the Lease. No other property or assets of Lender (or such Successor Owner) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of the landlord and the tenant thereunder or Tenant's use or occupancy of the Premises.

     6. Lender's Right to Notice of Default and Option to Cure. Tenant hereby
        ------------------------------------------------------
agrees that, from and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate or cancel the Lease or to claim a partial or total eviction, or abatement of rent, setoff or counterclaim not otherwise expressly permitted by the terms of the Lease, Tenant shall not exercise any such right until (i) it has given written notice of such act or omission to Lender; (ii) Landlord shall have failed to cure the same within the time limits set forth in the Lease; (iii) following the giving of such notice Lender shall not have remedied such act or omission (x) in the case of any act or omission which is capable of being remedied without possession of the Premises, within the cure period available to Landlord under the Lease plus thirty (30) days and (y) in the case of any act or omission which is incapable of being remedied without possession of the Premises, within thirty (30) days following the date on which possession is obtained (either by Lender or by a receiver in an action commenced by Lender), provided Lender shall have promptly commenced action to obtain possession and shall diligently pursue such action to completion and provided further Lender shall promptly give Tenant notice of its intention to, and commence and continue to, remedy such act or omission or cause the same to be remedied.

     7. Notices. Notices and other communications provided for herein shall be
        -------
in writing and shall be delivered, mailed or transmitted by facsimile and addressed to the parties as follows: (a) if to Lender, at c/o Merrill Lynch & Co.; Four One World Financial Center, 250 Vesey Street, North Tower, New York, New York 10080, Attn: Bruce Ackerman, Facsimile No.: (212) 671-4119; with a copy to Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022, Attn:
Robert L. Boyd, Esq., Facsimile No.: (212) 906-2021; or (b) if to Landlord at c/o Ventas, Inc., 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, Attn: General Counsel, Facsimile No.: (502) 357-9029; with copies to Baker & McKenzie; 805 Third Avenue, New York, New York 10022, Attn: David Wolin, Esq., Facsimile No.: (212) 759-9133; and to Barack Ferrazzano Kirschbaum Perlman & Nagelberg, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, Attn:
Thomas H. Page, Esq., Facsimile No.: (312) 984-3150; or (c) if to Tenant at Kindred Healthcare, Inc., 680 South 4/th/ Avenue, Louisville, Kentucky 40202-2612, Attn: Chief Financial Officer; Facsimile No.: (502) 596-4099; with copies to Kindred Healthcare, Inc., 680 South 4/th/ Avenue, Louisville, Kentucky 40202-2612, Attn: General Counsel; Facsimile

No.: (502) 596-4075; or (d) if to Leasehold Mortgagee at JP Morgan Chase Bank, 500 Stanton Christiana Road, Newark, Delaware 19713, Attn: Loan Administration-Kindred, Facsimile No.: (302) 634-4300, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (x) on the fifth (5th) day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or courier service or (z) when receipt is acknowledged, if sent by facsimile, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party.

     8. Estoppel. Tenant hereby states, declares, represents and warrants as
        --------
follows:

        (a) That the Lease term shall expire on various dates as reflected in the Lease, that as of the date hereof Tenant is paying rent on a current basis, that except as may be expressly required by the terms of the Lease, no rent has been or shall be paid by Tenant during the term of the Lease for more than one month in advance, that the rent payable under the Lease is in the amounts provided thereunder, and that there is no claim or basis for an adjustment thereto;

        (b) That no default on the part of Tenant exists under the Lease, nor is there any default under the Lease that, with the giving of notice or the passage of time or both, would constitute a default on the part of Tenant under the Lease, in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant, there exist no defenses or offsets to enforcement of the Lease by Landlord and that there are, as of the date hereof, no defaults or breaches on the part of Landlord under the Lease known to Tenant and Tenant has made no claim against Landlord;

        (c) That the Lease is now in full force and effect and has not been amended, modified or assigned and the Lease is the only agreement between Landlord and Tenant regarding the Premises;

        (d) That the Premises at the above location have been completed in accordance with the applicable terms (if any) of the Lease, that Tenant has accepted possession of said Premises, that it now occupies the same and is open for business and that Tenant has not assigned, sublet (except as set forth in Schedules 25.1.7 and 40.12 to the Lease, transferred, encumbered (except for Leasehold Mortgages permitted under the Lease) or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof;

        (e) Tenant has no right or option of any nature whatsoever to purchase the Premises or any portion thereof or any interest therein except as expressly provided under Sections 14.2.1 and 16.12 of the Lease upon the occurrence of certain casualties to the Premises or in order to cure certain defaults affecting the Premises under the Lease and to the extent that Tenant has had or hereafter acquires any such right or option in addition to those set forth in Sections 14.2.1 and 16.12 of the Lease, such right or option (other than those set forth in said Sections 14.2.1 and 16.12 of the Lease) is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released with respect to, and shall not be asserted against, any Successor Owner;

          (f) That the Section 16.10.1 Number (as defined in the Lease) applicable to the Lease is, as of the Effective Date, equal to two (2);

          (g) That, as of the Effective Date, a purchase option in connection with certain defaults under the Lease is available to Tenant under Section 16.12 of the Lease with respect to no more than one (1) of the Leased Properties (as defined in the Lease) during the term of the Lease; and

          (h) That neither the Tenant Senior Secured Credit Agreement (as defined in the Lease) and the documents evidencing and securing the loan made thereunder nor the Exit Facility Documents (as defined in the Lease) have been materially amended since April 20, 2001, except in the case of each such financing pursuant to an amendment dated on or about November 28, 2001, true, correct and complete copies of which have been delivered by Tenant to Landlord.

      9.  Lease Section 38.1. Until the earlier of (a) payment in full of the
          ------------------
 Loan or (b) the date on which, through foreclosures, trustee's sales and/or deeds in lieu thereof, Lender ceases to hold a mortgage, deed of trust or deed to secure debt upon any of the Leased Properties to secure the Loan (such earlier date being referred to herein as the "Termination Date"), Section 38.1
                                              ----------------
of the Lease shall be amended to delete subsections (a) and (b) thereof. Pursuant to the requirements of Section 38.1 of the Lease, Lender hereby agrees
(a) to permit Tenant and/or any Leasehold Mortgagee to appear by its or their respective representatives and to bid at any sale in foreclosure made with respect to the Mortgage; and (b) pursuant to the terms and conditions of this Agreement, not to disturb the possession of Tenant or any successor to Tenant of the Premises so long as there exists no Event of Default (whether by Tenant or any such successor) under the Lease.

     10.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

     11.  Recording. Landlord shall pay all recording and filing fees in respect
          ---------
to this Agreement and any agreements, instruments and documents made pursuant to the terms hereof or ancillary hereto, as well as any and all taxes and fees which may be due and payable on the recording of this Agreement and any taxes and fees hereafter imposed on this Agreement.

     12.  Miscellaneous. In the event of any conflict or inconsistency between
          -------------
the provisions of this Agreement, the Loan Agreement (and related documents) and the Lease, the provisions of this Agreement shall govern. Lender's enforcement of any provision of this Agreement or the Mortgage shall not entitle Tenant to claim any interference with the contractual relations between Landlord and Tenant or give rise to any claim or defense against Lender with respect to the lawful enforcement of such provisions. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto (including any Leasehold Mortgagee or other Person that succeeds to the interest of Tenant under the Lease by foreclosure of a Leasehold Mortgage or assignment-in-lieu thereof in accordance with the terms and conditions of the Lease); provided however, that the interest of Tenant under this Agreement may not be assigned or transferred, nor the Premises sublet, except as expressly permitted in the Lease. Landlord agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting by Tenant of a subordination agreement relative to the Mortgage and Assignment of Leases, in each case as the same relate to the Premises. Tenant agrees that this Agreement satisfies any conditions or requirement in the Lease relating to the granting of a non-disturbance agreement relating to the Mortgage and Assignment of Leases, in each case as the same relate to the Premises. If any portion of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other. No change, amendment, modification abridgement, cancellation or dischange hereof or of any part hereof, shall be valid unless agreed to in writing by the party against whom enforcement of any waiver, change, modification, abridgement, cancellation or discharge is sought. Lender represents that Lender has full authority to enter into this Agreement and Lender's entry into this Agreement has been duly authorized by all necessary actions.

     13. Lease Section 10.3/Capital Alterations Financing; Lease Section 14.2;
         --------------------------------------------------------------------
Lease Section 26.1(j). Landlord and Tenant agree that, notwithstanding anything
---------------------
to the contrary contained in Section 10.3 of the Lease, until the Termination Date, Tenant shall not be obligated to request, and shall not request or accept, from Landlord any financing of any Capital Alteration (as defined in the Lease) with respect to the Premises. Relative to Section 14.2 of the Lease, in the event Landlord accepts an offer to purchase the Premises made by Tenant pursuant to Section 14.2.1 of the Lease, Landlord covenants to Tenant that it will cause Lender's Mortgage and Assignment of Leases encumbering the Premises to be released contemporaneously with the closing of such purchase, provided that Lender shall not be obligated to grant such release unless and until Landlord satisfies the conditions thereto set forth in the Loan Agreement. Until the Termination Date, Section 26.1(j) of the Lease shall be amended by adding thereto, after the words "If Lessor is a Ventas Lessor," the words "or any Person (including a Facility Mortgagee or its Affiliate) claiming its interest as lessor under the Lease through any foreclosure of a Facility Mortgage or deed in lieu thereof."

     14. Health Care Provisions. Tenant hereby agrees, covenants, represents
         ----------------------
and warrants with and to Lender as follows:

          (a) (i) All material certificates, permits, licenses and approvals, registrations and authorizations required for the operation and use of the Premises as a skilled nursing facility by all federal, state and local governmental or quasi-governmental agencies, including, without limitation, certificates of need, health care and operating licenses, all certificates, permits, licenses and approvals, registrations, authorizations and certifications required to obtain reimbursement as a provider of services under all applicable Legal Requirements (as defined in the Lease) (collectively, the "Health Care and Operating Licenses") are in full force and effect, are held by,
 ----------------------------------
or are in the name of, Tenant or its Affiliate (as defined in the Lease); (ii) there are no proceedings pending or, to Tenant's knowledge, threatened by any federal, state or local governmental or quasi-governmental agency to modify, revoke or suspend any of the Health Care and Operating Licenses; and (iii) to the best of Tenant's knowledge and belief, all Medicaid and Medicare cost reports filed by or on behalf of Tenant since July 1, 2000 with respect to the Premises are materially accurate and complete and not misleading in any material respect.

          (b) Simultaneously with delivery thereof to Landlord under the Lease, Tenant shall deliver to Lender a copy of any notice given to Landlord under
Section 8.1 or Section 26.2 of the Lease.

          (c) Simultaneously with delivery thereof to Landlord under the Lease, Tenant shall deliver to Lender a copy of any monthly consolidated survey deficiency summary report delivered to Landlord under Section 26.1(i)(iv) of the Lease regarding any alleged material deficiency with respect to the Premises under any survey, citation or report prepared or issued by any federal, state or local governmental or quasi-governmental agency that surveys compliance with the Health Care and Operating Licenses, including, without limitation, Medicaid and Medicare certification requirements.

     15.  Lease Article XXII/Leasehold Mortgages.
          --------------------------------------

          (a) Lender acknowledges that, as of the Effective Date, "Leasehold Mortgagee," as such term is used in the Lease, means JP Morgan Chase Bank (formerly The Chase Manhattan Bank, successor-by-merger to Morgan Guaranty Trust Company of New York) ("JP Morgan Chase"), as Senior Collateral Agent under that
                       ---------------
certain $120,000,000 Credit Agreement, dated as of April 20, 2001, and JP Morgan Chase, as Second Priority Collateral Agent under that certain Credit Agreement Providing for the Issuance of $300,000,000 Senior Secured Notes Due 2008, dated April 20, 2001, and "successors and assigns" as used herein shall include JP Morgan Chase, as Senior Collateral Agent, or JP Morgan Chase, as Second Priority Collateral Agent, if it succeeds to the interest of Tenant under the Lease by foreclosure of a Leasehold Mortgage or assignment-in-lieu thereof in accordance with the terms and conditions of the Lease.

          (b) The rights and remedies of Leasehold Mortgagee under the Leasehold Mortgages shall be subject to the terms of the Lease and this Agreement.

          (c)  Until the Termination Date:

          (i) the introductory clause of the second sentence of Section 22.4 of the Lease shall be amended by deleting therefrom the words "after the time such notice" and substituting in their place the words "after the time such a notice of default (or such a notice of termination, if such notice of termination results from a default on account of which the Leasehold Mortgagee has not previously, pursuant to this Section 22.4, been given notice and an
                                     ------------
opportunity to cure)", and Section 22.4 of the Lease shall be further amended by adding to the end thereof the following additional sentence: "The provisions of this Section 22.4 shall not limit the rights of a Leasehold Mortgagee under
     ------------
Section 22.7";
------------

          (ii) Section 22.6(b) of the Lease shall be amended by adding to the end thereof the following additional sentence: "For all purposes of this Section
                                                                         -------
22.6(b) and the other provisions of this Section 22.6, in the event of any
------                                    ------------
Separate Lease under Section 22.7 below that is proposed to be entered into with
                     ------------
a tenant other than the Leasehold Mortgagee or its Affiliate, such proposed tenant shall be subject to consent by Lessor, or approval by Facility Mortgagee(s), on the same terms and conditions as if the aforesaid proposed tenant was the purchaser at a sale and purchase of Tenant's leasehold estate and rights under this Lease at a Leasehold Mortgage foreclosure sale as provided under this Section 22.6";
           ------------

          (iii) Section 22.7(a) of the Lease shall be amended by adding to the end thereof the words "and, if the proposed tenant under such Separate Lease is a Person other than the Leasehold Mortgagee or its Affiliate, such proposed tenant shall be consented to by Lessor and approved by Facility Mortgagee(s) as required pursuant to Section 22.6(b) hereof";
                     --------------

          (iv) Section 22.7(d) of the Lease shall be amended by adding to the end thereof the words "and Lessor agrees that, in the case of any non-monetary defaults of Tenant, Leasehold Mortgagee or its designee shall have thirty (30) days to remedy the non-monetary defaults of which it has been notified, commencing upon the date of execution and delivery of such Separate Lease"; and

          (v) Section 22.10 of the Lease shall be amended (x) by adding to the end of the first sentence thereof the words "and are reasonably approved by any Facility Mortgagee(s) (which approval shall be deemed to have been granted by a Facility Mortgagee if (x) the correspondence from Tenant to such Facility Mortgagee requesting such approval contains a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIFTEEN (15) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," and (y) such Facility Mortgagee fails to notify Tenant of its objection(s) to a proposed amendment within fifteen (15) Business Days after receipt by it of the final draft of such proposed amendment)" and (y) by restating the last sentence thereof to read as follows: "All expenses incurred by any Facility Mortgagee in connection with any such amendment shall be paid by Lessor, and all other reasonable expenses incurred by Lessor in connection with any such amendment shall be paid by Tenant."

     16.  Lease Amendment. Landlord and Tenant agree that, until the Termination
          ---------------
Date, the Lease shall not be materially amended by Landlord and Tenant without the prior written consent of Lender, which consent may be granted or withheld by Lender in its sole discretion. Nothing contained in this Section 16 shall modify Lender's obligations, as described in Section 15(c)(v) of this Agreement, relative to amendments of the Lease that are proposed to be entered into pursuant to Section
22.10 of the Lease.

     17.  Lease Section 40.17/New Master Leases. With respect to Section 40.17
          -------------------------------------
of the Lease, Landlord and Tenant agree that, until the Termination Date, unless Lender, in its sole discretion, agrees in writing, none of the Leased Properties (including, without limitation, the Premises) that remain under the Lease may be included in any "New Master Lease" formed pursuant to Section 40.17 of the Lease.

     18.  Lease Section 40.18/Combination of Leases. With respect to Section
          -----------------------------------------
40.18 of the Lease, Landlord and Tenant agree that, until the Termination Date, unless Lender, in its sole discretion, agrees in writing, none of the Leased Properties that remain under the Lease (including, without limitation, the Premises) may be combined with any other Combined Lease of other Master Lease Leased Properties pursuant to Section 40.18 of the Lease.

     19.  Effective Date. This Agreement shall be effective as of the date
          --------------
hereof.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                          TENANT:

                                          KINDRED HEALTHCARE, INC., a Delaware
                                          corporation

                                          By: /s/ Richard A. Schweinhart
                                             -----------------------------------
                                          Name: Richard A. Schweinhart
                                               ---------------------------------
                                          Title: Senior Vice President and
                                                --------------------------------
                                                 Chief Financial Officer
                                                --------------------------------


                                          KINDRED HEALTHCARE OPERATING, INC., a
                                          Delaware corporation

                                          By: /s/ Richard A. Schweinhart
                                             -----------------------------------
                                          Name: Richard A. Schweinhart
                                               ---------------------------------
                                          Title: Senior Vice President and
                                                --------------------------------
                                                 Chief Financial Officer
                                                --------------------------------


                                          LANDLORD:

                                          VENTAS FINANCE I, LLC, a Delaware
                                          limited liability company

                                          By: /s/ T. Richard Riney
                                             -----------------------------------
                                          Name: T. Richard Riney
                                               ---------------------------------
                                          Title: Executive Vice President
                                                --------------------------------


                                          LENDER:

                                          MERRILL LYNCH MORTGAGE LENDING, INC.,
                                          a Delaware corporation

                                          By: /s/ Christopher M. Haynes
                                             -----------------------------------
                                          Name: Christopher M. Haynes
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------

STATE OF Kentucky     )
                       ss.:
COUNTY OF Jefferson   )



On December 7, 2001, before me, Marilyn A. Weaver, personally appeared Richard
A. Schweinhart, the Senior VP & CEO of KINDRED HEALTHCARE, INC., a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me all that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



/s/ Marilyn A. Weaver
-----------------------------------
Notary Public

My commission expires: May 15, 2005
                      -------------


[Notarial Seal]

STATE OF Kentucky   )
                     ss.:
COUNTY OF Jefferson )


On December 7, 2001, before me, Marilyn A. Weaver personally appeared Richard A. Schweinhart, the Sr V.P. & CFO of KINDRED HEALTHCARE OPERATING, Inc., a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me all that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



/s/ Marilyn A. Weaver
----------------------------------
Notary Public

My commission expires: May 15, 2005



[Notarial Seal]

STATE OF NEW YORK       New York     )
                  -------------------
                                      ss.:
COUNTY OF NEW YORK      New York     )
                   ------------------



On December 11, 2001, before me, Mary Caliendo, personally appeared T. Ricahrd Riney, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, as the V.P. of VENTAS FINANCE I, LLC, a Delaware limited liability company, and that by his signature on the instrument the aforesaid limited liability company, executed the instrument.

WITNESS my hand and official seal.



/s/ Mary Caliendo
----------------------------------
Notary Public




[Notarial Seal]

Mary Caliendo
Notary Public, State of New York
No. 4951918
Qualified in Nassau County
Commission Expires June 5, 2003

STATE OF NEW YORK New York      )
                                 (S):
COUNTY OF NEW YORK New York     )


On December 11, 2001, before me, Mary Caliendo, personally appeared Christopher
M. Haynes, the V.P. of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me all that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


/s/ Mary Caliendo
----------------------------------
Notary Public



[Notarial Seal]
Mary Caliendo
Notary Public, State of New York
No. 4951918
Qualified in Nassau County
Commission Expires June 5, 2003